Exhibit 99.2

THE MIDLAND COMPANY

7000 MIDLAND BOULEVARD

AMELIA, OHIO 45102-2607

(513) 943-7100

P.O BOX 1256

CINCINNATI, OHIO 45201

For Immediate Release	October 17, 2007

Contact:

W. Todd Gray, Executive Vice President and CFO

(513) 943-7100

The Midland Company Signs Definitive Merger

Agreement with Munich Re

Cincinnati, Ohio, October 17, 2007 — The Midland Company (Nasdaq: MLAN), a highly focused provider of specialty insurance products and services, today reported that it has signed a definitive merger agreement with Munich Re, whereby Munich Re will acquire all of Midland’s outstanding stock. Under the terms of the agreement, shareholders of The Midland Company will receive $65.00 in cash per share. This represents a 13.5% premium above the October 16, 2007 closing price of $57.27 and a 55% premium over Midland’s share price at the start of 2007. The transaction is expected to be completed in the first half of 2008, subject to shareholder and regulatory approvals, as well as other customary closing conditions.

The proposed transaction has been approved by the Board of Directors of both companies. The equity component of the transaction is valued at $1.3 billion and Munich Re will also assume all outstanding debt obligations. Midland intends to continue to pay regular cash dividends to shareholders until the completion of the transaction.

John W. Hayden, Midland president and chief executive officer said, “We are very excited about this unique opportunity to take this premier specialty property and casualty insurance company and join forces with one of the largest reinsurance companies in the world. This will allow us to take our deep specialty property and casualty industry expertise and our product and distribution platform and expand in ways that may not have been possible without the capital, resources and reputation of an organization like Munich Re. We believe that our platform, combined with the financial strength and diverse risk expertise of Munich Re, will allow us to better serve our existing policyholders and distribution partners while expanding within select specialty markets.”

Hayden said, “Earlier this year, our Board of Directors formed a special committee, comprised of independent directors, to evaluate strategic alternatives for Midland. Advised by UBS Investment Bank, the Committee unanimously recommended approval of the merger and merger agreement with Munich Re to the full Board.” Hayden added, “Midland has a track record of producing superior returns for its shareholders. We believe this merger with Munich Re maximizes value to our shareholders and is in the best interest for all Midland stakeholders.”

Dr. Peter Roeder, board member of Munich Re, said, “Midland represents an excellent strategic fit for our organization. It is a great company in itself, and we intend to leverage Munich Re’s strengths in order to further develop the business. With our new U.S. strategy, we aim to grow profitably in the world’s most important insurance and reinsurance market. As such, establishing a leading position in niche segments of the U.S. primary insurance market is a significant aspect of our “Changing Gear” strategy for the USA. Munich Re America CEO-elect, Tony Kuczinski, added, “Both Midland and Munich Re share similar business philosophies starting with a fundamental belief in producing underwriting profits. We have the highest regard for Midland’s management team and all 1,200 associates and we intend for them to continue to operate the business to the same high professional level as they have in the past. Midland has a terrific track record of profit and growth and we are confident that this team will continue to produce solid results in the years ahead.” Munich Re was advised by Lehman Brothers.

The Midland Company Signs Definitive Merger Agreement with Munich Re

October 17, 2007

About Munich Re

The Munich Re Group operates worldwide, turning risk into value. In the financial year 2006, it achieved a profit of €3.5bn, the highest in its corporate history. Its premium income amounted to approximately €37bn and its investments amounted to approximately €177bn. The Group operates in all lines of business, with around 37,000 employees at over 50 locations throughout the world and is characterized by particularly pronounced diversification, client focus and earnings stability.

Munich Re America Corporation, a member of the Munich Re Group, is one of the leading providers of reinsurance in the United States. Through its subsidiaries, it writes treaty and facultative reinsurance, insurance, and provides related services to insurance companies, other large businesses, government agencies, pools and other self-insurers.

About Midland

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverages, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland’s common stock is traded on the Nasdaq Global Select Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

Forward Looking Statements Disclosure

Certain statements in this press release contain forward-looking statements, including statements relating to the expected timing, completion and effects of the proposed merger. Forward-looking statements are statements other than historical information or statements of current condition. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Midland or Munich Re may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” or the negative versions of those words and similar expressions, and by the context in which they are used. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Midland may be unable to obtain shareholder approval required for the transaction; (2) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Midland or Munich Re or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the business of Midland or Munich Re may suffer as a result of uncertainty surrounding the transaction; and (5) Midland or Munich Re may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause Midland’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Midland’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our proposed merger, business, financial condition and/or operating results. For a further discussion of these and other risks and uncertainties affecting Midland, see Midland’s website at www.midlandcompany.com. Midland and Munich Re undertake no obligation to update any forward-looking statements, whether as a result of new information or circumstances, future events (whether anticipated or unanticipated) or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

The Midland Company Signs Definitive Merger Agreement with Munich Re

October 17, 2007

Important Merger Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Midland by Munich Re. In connection with the proposed acquisition, Midland intends to file a merger proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Midland intends to file other relevant materials with the SEC. Shareholders of Midland are urged to read all relevant documents filed with the SEC when they become available, including Midland’s merger proxy statement, because they will contain important information about the proposed transaction, Midland and Munich Re. A definitive merger proxy statement will be sent to holders of Midland stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Midland. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Midland shareholders may obtain free copies of the documents filed with the SEC when available by contacting Midland’s Chief Financial Officer, Mr. W. Todd Gray, at 513-943-7100. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Midland or Munich Re with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Munich Re and its directors and executive officers, and Midland and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Midland common stock in respect of the proposed transaction. Information about the directors and executive officers of Midland is set forth in Midland’s proxy statement which was filed with the SEC on March 23, 2007. Investors may obtain additional information regarding the interest of Munich Re and its directors and executive officers, and Midland and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available.